SEC Form 4, Schedule A

1.	Name and Address of Reporting Person:
		Joseph M. Field
		c/o Entercom Communications Corp.
		401 City Avenue, Suite 809
		Bala Cynwyd, PA 19004

2.	Issuer Name/Symbol:
		Entercom Communications Corp. (ETM)

3.	Statement for Month/Day/Year:
		December 31, 2003

Trade Date		Shares		 Price

12/29/2003		3,700		 $53.00
12/29/2003		1,400		 $53.01
12/29/2003		2,300		 $53.02
12/29/2003		500		 $53.03
12/29/2003		400		 $53.04
12/29/2003		1,000		 $53.05
12/29/2003		700		 $53.06
12/29/2003		1,200		 $53.07
12/29/2003		400		 $53.08
12/29/2003		300		 $53.09
12/29/2003		300		 $53.10

Total			12,200